EXHIBIT 99.2

Quest Diagnostics Incorporated
3 Giralda Farms
Madison, New Jersey 07940

News From Quest Diagnostics

Contacts:
Laure Park (Investors):	973-520-2900
Nancy Fitzsimmons (Media): 973-520-2800	973-520-2800

FOR IMMEDIATE RELEASE

QUEST DIAGNOSTICS’ BOARD AUTHORIZES $500 MILLION
IN SHARE REPURCHASES

MADISON, N.J., JANUARY 26, 2009 – Quest Diagnostics Incorporated (NYSE: DGX), the world’s leading provider of diagnostic testing, information and services, announced that its Board of Directors has authorized $500 million in share repurchases. The company had approximately 190 million common shares outstanding as of December 31, 2008.

“This repurchase program demonstrates confidence in our performance and commitment to increasing shareholder value,” said Surya N. Mohapatra, Ph.D., Chairman and Chief Executive Officer of Quest Diagnostics.

In 2008, the company repurchased approximately 5.5 million of its common shares for $254 million, exhausting its prior repurchase authorization.

Quest Diagnostics will hold its fourth quarter conference call on January 26, 2009 at 8:30 A.M. Eastern Time. A simulcast of the call is available by dialing 415-228-4961, passcode 3214469 and via the Internet at: www.questdiagnostics.com. Registered analysts may access the call at: www.streetevents.com. In addition, a replay of the call will be available from 10:30 A.M. on January 26 through midnight on February 23, 2009 to investors in the U.S. by dialing 866-431-7950. Investors outside the U.S. may dial 203-369-0981. No password is required for either number.

About Quest Diagnostics

Quest Diagnostics is the world’s leading provider of diagnostic testing, information and services that patients and doctors need to make better healthcare decisions. The company offers the broadest access to diagnostic testing services through its network of laboratories and patient service centers, and provides interpretive consultation through its extensive medical and scientific staff. Quest Diagnostics is a pioneer in developing innovative diagnostic tests and advanced healthcare information technology solutions that help improve patient care.

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